EXHIBIT 32.1

                         CERTIFICATION OF 10-Q REPORT
                                      OF
                            SCOTT'S LIQUID GOLD-INC.

FOR THE QUARTER SEPTEMBER 30, 2009

1.	The undersigned are the Chief Executive Officer and the Chief
Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley ct of 2002. This Certification accompanies the 10-Q Report of Scott's Liquid Gold-Inc. for the quarter ended September 30, 2009.

2.	We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold-Inc.

This Certification is executed as of November 13, 2009.


/s/ Mark E. Goldstein
------------------------------------
Mark E. Goldstein
President, Chief Executive Officer
 and Chairman of the Board
Principal Executive Officer


/s/ Brian L. Boberick
-----------------------------------
Brian L. Boberick
Treasurer, Chief Financial Officer
Principal Financial Officer